Exhibit 99.1

Excel Trust Announces Fourth Quarter and Year-end 2010 Results, Increases Dividend

SAN DIEGO, Feb 23, 2011 (BUSINESS WIRE) — Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the year and quarter ended December 31, 2010.

Excel Trust reported Funds From Operations (FFO) for the year of $1.9 million and for the fourth quarter of $1.9 million or $0.12 and $0.11 per diluted share respectively. Excluding non-recurring items such as transaction costs, FFO for the fourth quarter was $0.19 per diluted share. Excel Trust reported Adjusted Funds From Operations (AFFO) for the year of $4.5 million and for the fourth quarter of $3.0 million, or $0.28 and $0.19 per diluted share respectively. Net loss attributable to common shareholders for the year was $3.9 million, and for the fourth quarter was $0.9 million or ($0.24) and ($0.06) per diluted share respectively. The year results represent the period since April 28, 2010, the date of the Excel Trust’s IPO.

Excel Trust considers FFO and AFFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present FFO and AFFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to FFO and AFFO and a definition of both are included at the end of this release.

Summary of Significant Activities During Fourth Quarter 2010

Excel Trust acquired the following five operating properties representing approximately 1 million square feet and $179 million in gross asset value: Brandywine Crossing in Brandywine, MD, Rosewick Crossing in La Plata, MD, Shops at Foxwood in Ocala, FL, Walgreens in Princeton, WV, and Park West Place in Stockton, CA. Excel Trust also signed a contract to purchase Gilroy Crossing in Gilroy, CA for approximately $68.5 million and entered into a joint venture agreement to acquire a 50% interest in Northside Plaza, a Publix anchored redevelopment property in Dothan, AL.

Events Subsequent to Fourth Quarter 2010

Excel Trust signed a contract to purchase a 100,511 square foot property 100% leased by Edwards Theatres in San Diego (San Marcos), California for approximately $23.6 million. On January 28, 2011, Excel Trust closed a $50 million private offering of 2,000,000 shares of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock with an initial conversion price of $15.00 per share.

First Quarter 2011 Dividend Declared

The Board of Directors declared a first quarter cash dividend of $0.14 per share, compared to a cash dividend of $0.12 per share for the previous quarter, to be paid on April 15, 2011 to shareholders of record as of March 31, 2011.

Guidance

Excel Trust’s FFO guidance for fiscal year 2011 is $0.80-$0.95. This guidance excludes non-recurring items such as transaction costs.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, February 24, 2011 at 1:00 p.m. Eastern Time, either through a live audio webcast on the Investor Relations section of Excel Trust’s web site at www.ExcelTrust.com, or live by calling (866) 543-6403

(domestic) or (617) 213-8896 (international) with call ID number 45708668. If you are unable to participate during the live call, it will also be archived on the web site for 7 days.

Reconciliation of Net Loss Attributable to Common Shareholders to Funds From Operations

Excel Trust’s FFO and AFFO available to common shareholders and operating partnership unitholders and a reconciliation to net income for the period from April 28, 2010 through December 31, 2010 is as follows:

	Quarter Ended 12/31/2010	Period From 4/28/2010 to 12/31/2010

Net loss	$(904)	$(3,873)
Depreciation and amortization	3,733	6,727
Less: Non-recurring gain	(978)	(978)

Funds From Operations (FFO)	1,851	1,876
Add:
Transaction costs	1,282	2,634
Deferred financing costs	166	339
Stock-based and other non-cash compensation expense	130	357
Deduct:
Straight-line effects of lease revenue	(327)	(500)
Amortization of above and below market leases	(62)	(173)
Non-incremental capital expenditures	(11)	(41)

Adjusted Funds From Operations (AFFO)	$3,029	$4,492

Total common shares outstanding	15,512	15,510
OP Units outstanding	641	641

Weighted average common shares outstanding - diluted	16,153	16,151

Net loss per share (diluted)	$(0.06)	$(0.24)

Funds from operations per share (diluted)	$0.11	$0.12

Adjusted funds from operations per share (diluted)	$0.19	$0.28

Reported results are preliminary and not final until the filing of Excel Trust’s annual report on Form 10-K for the year ended 2010 with the Securities and Exchange Commission and, therefore, remain subject to adjustment.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Excel Trust computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

SOURCE: Excel Trust, Inc.

Excel Trust, Inc.

Matt Romney, SVP, Capital Markets

858-613-1800

info@exceltrust.com

www.exceltrust.com